UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2012

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant's telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Resignation of Executive Officer; Appointment of Executive Officer

On February 17, 2012, Exopack Holding Corp. (the “Company”) announced the appointment of Miles W. McHugh as Chief Financial Officer of the Company, effective February 20, 2012. David Ziegler has served as the Company's Interim Chief Financial Officer since November 28, 2011 and will continue to serve the Company in a consulting capacity during a transition period.

Mr. McHugh, age 47, previously served from October 2007 to May 2011 as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Company (“RR Donnelley”), a global provider of integrated communications (NASDAQ: RRD). From June 2006 to October 2007, Mr. McHugh served as RR Donnelley's Senior Vice President, Controller. From March 2004 to June 2006, Mr. McHugh served as Vice President and Chief Financial Officer of RR Donnelley Logistics. From October 2003 to March 2004, Mr. McHugh served as Assistant Controller of RR Donnelley. After leaving RR Donnelley in May 2011, Mr. McHugh worked from September 2011 to February 2012 as a temporary employee for the Chicago Public Schools. Mr. McHugh has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. McHugh is not a director of any reporting company.

Mr. McHugh will receive an annual base salary of $350,000, paid on a monthly basis. Mr. McHugh is eligible for a target incentive bonus of 45% of his base salary based on the earnings performance of the Company with a maximum bonus of up to 200% of his target bonus.

In connection with the Company's appointment of Mr. McHugh as Chief Financial Officer, the Company will negotiate the terms and conditions of a separation benefit agreement with Mr. McHugh. The separation benefit agreement is expected to be similar in content to separation benefit agreements currently in place with other executive officers of the Company. Mr. McHugh's separation benefit agreement is expected to provide that, in the event Mr. McHugh is terminated without cause or resigns for designated reasons within a negotiated period of time before or after a change of control of the Company's ultimate parent company, Mr. McHugh will be entitled to payment of his then-existing base salary for a negotiated period of time and an amount equal to the pro-rated bonus that Mr. McHugh would have earned for such period of time prior to his separation from the Company. Mr. McHugh's separation benefit agreement is expected to require Mr. McHugh to abide by certain non-competition and non-solicitation covenants, and any payments to which Mr. McHugh is entitled under the separation benefit agreement will be conditioned upon Mr. McHugh's compliance with such covenants. The Company will file Mr. McHugh's executed separation benefit agreement as an exhibit to its Form 10-K for the year ended December 31, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: February 17, 2012	By:	/s/ Christian B. Ragot
Name: Christian B. Ragot
Title: Chief Executive Officer